Exhibit 21
SCHOLASTIC CORPORATION
SUBSIDIARY LIST
(subsidiaries are indented under its direct parent)

Scholastic Inc.	New York
Scholastic Book Clubs, Inc.	Missouri
Scholastic Operations Group L.L.C.	Delaware
Scholastic Entertainment Inc.	New York
SE Distribution Inc.	Delaware
524 Films L.L.C.	Delaware
Listen Inn LLC (formerly Retroranch L.L.C.)	Delaware
Scholastic Interactive LLC	New York
Storyflix Inc.	Delaware
Scholastic Book Services, Inc.	Delaware
Scholastic UK Group L.L.C.	Delaware
Scholastic UK Limited	England
Scholastic Book Clubs Ltd. (formerly Red House Books Ltd.)	England
Scholastic Limited	England
Scholastic Ireland Ltd.	Ireland
Troubadour Ltd	England
Weston Woods Studios, Inc.	Delaware
Georgetown Studios, Inc.	Connecticut
Children’s Music Library, Inc.	New York
The Scholastic Store, Inc.	New York
Scholastic Interactive Xchange, Inc.	Delaware
Scholastic Distribution Services L.L.C.	Delaware
Soup2Nuts Inc.	Delaware
RetroRanch Inc. (formerly Science Court Inc.)	Delaware
Klutz	California
Sandvik Publishing Ltd.	Nevada
Teacher’s Friend Publications, Inc.	California
Scholastic Export Inc.	Delaware
Learned Realty LLC	New York
Scholastic Book Fairs, Inc.	Delaware
BTBCAT, INC.	Delaware
Scholastic 557 Broadway, LLC	Delaware
Scholastic Storia Inc.	Delaware
Scholastic Australia Pty. Ltd.	Australia
Bookshelf Publishing Australia Pty. Ltd.	Australia
Troll School Book Clubs and Fairs Australia Pty. Ltd.	Australia
Iread Pty Ltd.	Australia
Oldmeadow Booksellers (Aust.) Pty. Ltd.	Australia
Scholastic Canada Ltd.	Canada
Scholastic Bookfairs Canada Inc.	Canada

Scholastic Hong Kong Limited	Hong Kong
Scholastic India Private Limited[1]	India
Scholastic Mexico S. de R. L. de C.V.	Mexico
Scholastic New Zealand Ltd.	New Zealand
Scholastic Argentina S.R.L.	Argentina
Scholastic Education Information Consulting (Shanghai) Co., Ltd.	China
Scholastic International IT Support Centre Private Limited[2]	India
Scholastic Education International (Singapore) Private Limited	Singapore
Grolier Incorporated	Delaware
Scholastic at Home Inc. (formerly Grolier Enterprises Inc.)	Delaware
Scholastic Distribution Services L.L.P3	Delaware
Grolier Interactive Inc.	Delaware
Scholastic Library Publishing, Inc. (formerly Grolier Publishing Co., Inc.)	Delaware
Grolier Reading Programs Inc.	Delaware
Grolier Telemarketing, Inc.	Delaware
Grolier (New York) Incorporated	Delaware
Orchard Books, Inc.	New York
Publishers World Trade Corporation	Delaware
Federated Credit Corp.	Delaware
Grolier International, Inc.	Delaware
Grolier Overseas Incorporated	Delaware
Grolier International Finance Inc. (Philippines)[4]	Philippines
Grolier (Malaysia) SDN BHD	Malaysia
Grolier International Private Limited (India)	India
Grolier Direct Marketing Pty. Ltd.	Australia
Grolier Limited (Canada)	Canada
Caribe Grolier, Inc.	Puerto Rico
Grolier Credit Services (U.K.) Limited	England
Grolier International Limited (U.K.)	England
Grolier Limited	England
Transtutor Limited	England
Just Books! Limited	England
Waverley House Limited	England
1 1% owned by Scholastic Export Inc.
2 1% owned by Scholastic Export Inc
3 1% owned by Scholastic Book Services, Inc
4 60% owned